As filed with the Securities and Exchange Commission on November 7, 1997
                                               Registration No. 333-9809

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       (Post Effective Amendment No. 1)

                      HEALTH BUILDERS INTERNATIONAL, INC.
                (Name of small business issuer in its charter)

Delaware    (State or other jurisdiction of incorporation or organization)
5960        (Primary Standard Industrial Classification Code Number)
87-0561634  (I.R.S. Employer Identification No.)

2077 Elderberry Way, Sandy, Utah 84092  (801) 553-8972
(Address and telephone number of principal executive offices and place of business)

L. Dee Hall, 2077 Elderberry Way, Sandy, Utah 84092 (801) 553-8972 (Name, address and telephone number of agent for service)


Copies to:
Thomas G. Kimble & Van L. Butler
THOMAS G. KIMBLE & ASSOCIATES     (801) 531-0066
311 South State Street, Suite 440, Salt Lake City, Utah 84111

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
______________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE

                            (previously submitted)

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section
8(a), may determine.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 28.  Undertakings

The issuer hereby:

(3) Files a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The Company registered an offering of 250,000 minimum and 500,000 shares maximum of its common stock, pursuant to the registration statement, and sold 305,500 shares. 194,500 shares remained unsold upon completion of the offering.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on November 4th , 1997.

HEALTH BUILDERS INTERNATIONAL, INC.

By:  /s/ L. Dee Hall

   President (Chief Executive and Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature:  /s/ L. Dee Hall

Title:  President & Director (Chief Executive and Financial Officer)

Date:  November  5th , 1997